Exhibit 10.3

X Rail Enterprises, Inc.
9480 South Eastern Avenue, Suite # 205
           Las Vegas, Nevada 89123

VIA EMAIL
______________

Dear ____:

X Rail Enterprises, Inc. ("XREE") has recently entered into a MASTER SERVICE AGREEMENT AND LICENSE AGREEMENT to provide Mobilization Services to Las Vegas Railway Express, Inc. ("LVRE"] in the conduct of its proposed charter railroad service between Los Angeles and Las Vegas.

To bolster its relationship with LVRE the Board of Directors of XREE has implemented a program to offer a limited number of LVRE shareholders the opportunity to exchange their LVRE common stock for newly issued restricted shares of XREE stock. You have been selected to participate in this program if you so choose.

To accept this offer you must email your acknowledgement to: Wanda Witoslawski at wanda@vegasxtrain.com. Thereafter, please send your LVRE common stock certificate(s), signed off in blank bearing a medallion signature guarantee and a copy of this letter via Federal Express to:

X Rail Enterprises, Inc.
9480 S. Eastern Avenue
Suite # 205
Las Vegas, Nevada 89123

Within seven days of receipt of your __________ shares of LVRE common stock our transfer agent will send to you via Federal Express a certificate for ________ restricted shares (Rule 144) of XREE common stock.

If you have any questions about the content of this letter I may be reached at mbarron@vegasxtrain.com.

Very truly yours,

/s/ Michael Barron

Michael Barron
X Rail Enterprises, Inc.

ACKNOWLEDGEMENT AND ACCEPTANCE

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Signature

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Date